OPTION AGREEMENT

            OPTION AGREEMENT, dated as of March 14, 1997, amended January 14, 1998 between, ACTV Entertainment, Inc., a Delaware corporation (the "Corporation") and David Reese (the "Holder").

            WHEREAS, the Corporation desires to grant to the Holder, the right and option to purchase shares (the "Option Shares") of Class B Common Stock, $.01 par value per share (the "Class B Stock"), of the Corporation, on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

            SECTION 1. Option to Purchase Common Stock.

                  a. The Corporation hereby grants to the Holder an option (the "Option") to purchase from the Corporation 350,000 Option Shares, at a purchase price of $.10 per Option Share (the "Option Price"). The Holder's right and option to purchase the Option Shares shall vest, subject to subsection 1(d) and
Section 6, as follows: (i) 95,000 Option Shares vest July 1, 1997, (ii) 65,000 Option Shares vest on January 1, 1998, (iii) 65,000 Option Shares vest July 1, 1998; (iv) 125,000 Option Shares vest January 1, 1999 (each an "Installment") at the Option Price, so long as the Holder is employed by the Corporation. Said right shall be cumulative. With respect to each Installment, the "Option Period" shall commence on the date said Installment vests and terminate on March 14, 2007.

                  b. Except as limited by Section 5,an Installment may be exercised, in whole or part, by the Holder by delivery to the Corporation, at any time during the Option Period, of a written notice (the "Option Notice"),which Option Notice shall state the Holder's intention to exercise the Option, the date on which the Holder proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the Holder, the Holder shall be obligated to purchase that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice.

                  c. The purchase and sale of Option Shares acquired pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the stock certificate or other instrument registered in the name of the Holder, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Corporation to the Holder on the Closing Date against the delivery to the Corporation of a certified or bank check in the full amount of the aggregate purchase price therefor.

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                  d. Should ACTV, Inc. ("ACTV") undergo a Change in Control, as defined below, or should another corporation which can exercise control over the Corporation sell or attempt to sell all or substantially all of the assets of said Corporation, or should more than 50% of its voting power be acquired by a party which is not affiliated with or controlled by ACTV, then all of the Holder's rights to exercise the Option for all the Option Shares shall be accelerated so that the Installments to purchase all Option Shares shall be fully vested at the time of said event at the exercisable price of $.10 per share. A Change in Control shall be the occurrence of any one of the following events:

                        (i) A person (other than a person who is an officer or a Director of ACTV on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of ACTV's securities having 30% or more of the combined voting power of then outstanding securities of ACTV that may be cast for the election of directors of ACTV;

                        (ii) At any time, a majority of the Board-nominated slate of candidates for the Board of ACTV is not elected;

                        (iii) ACTV consummates a merger in which it is not the surviving entity;

                        (iv)  Substantially all ACTV's assets are sold; or

                        (v) ACTV's stockholders approve the dissolution or liquidation of ACTV.

            SECTION 2. Representations and Warranties of The Holder. The Holder hereby represents and warrants to the Corporation that in the event the Holder acquires any Option Shares, such Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The Holder understands the Option Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. The certificate or certificates representing any Option Shares shall bear the following restrictive legend:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
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            SECURITIES ACT OF 1933; OR (ii) TO THE EXTENT APPLICABLE, RULE 144
            UNDER SUCH ACT (OR SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAN AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. IN ADDITION, THIS CERTIFICATE OF STOCK AND SHARES REPRESENTED HEREBY AND HELD SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN AN AGREEMENT BY AND AMONG THE SHAREHOLDERS OF THE CORPORATION AND THE CORPORATION DATED AS OF MARCH 6, 1997, AND ALL AMENDMENTS THERETO, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE CORPORATION UPON REQUEST."

            SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of the Common Stock (the term "Common Stock" shall mean the Company's Class A Common Stock and/or the Class B Stock) (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, the unexercised and fully vested portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which the Holder would have been entitled if the Holder had held shares of Class B Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

            SECTION 4.  Adjustment of Option Shares and Option Price.

                  a. The number of Option Shares subject to this Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of Common Stock.

                  b. The Option Price shall be subject to adjustment from time to time as follows:

            If, at any time during the Option Period, the number of shares of Common Stock outstanding is altered by a stock dividend

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payable in shares of Common Stock or by a subdivision or split-up or combination of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock, entitled to receive such subdivision or split-up or combination, the Option Price shall be appropriately increased or decreased and the number of shares of Common Stock issuable upon the exercise hereof shall be increased or decreased, pursuant to the formula set forth in Section 4.c.

                  c. Upon each adjustment of the Option Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon the exercise hereof shall be adjusted to the nearest full share of Common Stock by multiplying a number equal to the Option Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable immediately prior to such adjustment and dividing the product so obtained by the adjusted Option Price.

                  d. Should additional shares of Class A Common Stock, $.01 par value, over and above the 4,000,000 shares presently authorized, be issued after the effective date of this Option Agreement, then the number of shares issuable upon exercise of this Option shall be increased by the same percentage that the total number of issued Class A Common Stock has been increased.

                  e. The Corporation will use its best efforts to amend its certificate of incorporation to authorize additional Class B Stock should the number of shares of Class B Stock issuable upon exercise of the Option be increased in accordance with the terms of this agreement.

            SECTION 5. Termination of the Options.

                   a. Termination of Options in General. Subject to subsection 5(b), the Option granted hereby shall terminate and the Option shall no longer be exercisable after March 14, 2007.

                   b. Option Rights Upon Death, Disability, Resignation. If a Holder dies or becomes disabled while employed by the Corporation, ACTV, Inc. or any affiliate or subsidiary of ACTV, Inc. (collectively, the "ACTV Group"), or resigns from employment with the ACTV Group prior to his complete exercise of the Option, the Holder (or his heirs) may exercise his Option at any time during the option period, to the extent that the Holder was entitled to exercise the Option at the date such event, and the Class B Stock underlying the Option shall convert into Class A Stock on the second anniversary of the occurrence of such death, disability or resignation.

            SECTION 6. Termination of Employment. In the event that a Holder is terminated from employment with the ACTV Group for any reason during the Option Period then (i) all Options

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granted to the Holder hereunder shall become vested and immediately exercisable at an exercise price of $.10 per share adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof, (ii) all Options may be exercised at any time during the Option Period and (iii) anything herein to the contrary notwithstanding, the Shares underlying the Options, whether exercised prior or subsequent to the termination shall not convert to Class A stock except as set forth in the applicable Shareholder Agreement.

            SECTION 7. Transfer of Option; Successors And Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, approved assigns and approved transferees.

            SECTION 8. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to the Corporation:

            ACTV Entertainment, Inc.
            1270 Avenue of the Americas
            New York, NY  10020

            Attention: Christopher C. Cline

            With a copy to:

            Wesley C. Fredericks
            Gersten, Savage, Kaplowitz, Fredreicks & Curtin, LLP
            101 East 52 Street
            New York, New York  10022

            If to the Holder, to:

            David Reese
            30 Maclay Road
            Montville, New Jersey  07045

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have given on the third business day following the day on which the piece of mail containing such communication is posted.

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            SECTION 9. Governing Law. This  Agreement  shall be  governed  by, and  construed  in accordance with the laws of the State of Delaware.

            SECTION 10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreement, including the original March 14, 1997 option agreement.

            SECTION 11. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.

                                    ACTV ENTERTAINMENT, INC.

                                    By:
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AGREED TO AND ACCEPTED BY
HOLDER:


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Signature


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